正本

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保存年限：

數位發展部　函

地址：10066臺北市中正區延平南路143號
聯絡人：詹勛豪
電話：02-23800722
電子郵件：hhjan@moda.gov.tw

114
台北市內湖區內湖路一段118號4樓
受文者：愛爾康資料處理股份有限公司
　　　代表人：徐志明

發文日期：中華民國112年4月28日
發文字號：數位資源字第1110009117號
速別：普通件
密等及解密條件或保密期限：
附件：

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主旨：貴公司申請核配衛星固定通信用無線電頻率，經本部審查同意核配無線電頻率，請依規定於接獲本部通知之日起60日內繳納履約保證金，請查照。

說明：

一、依本部111年11月7日公告電信事業申請衛星固定通信用無線電頻率核配有關事項及貴公司111年12月30日愛字第11112001號函辦理。

二、依前揭有關事項第6點第6款、第7點第1款及第2款規定，貴公司應於接獲本部通知之日起60日內依下列方式向本部繳交新臺幣750萬元履約保證金後，始取得頻率核配資格：

(一)履約保證金應以現金、國內銀行保證、設定質權人為本部之可轉讓定期存款單或不記名政府公債方式繳納。

(二)以現金繳納履約保證金者，請以電匯方式匯入中央銀行國庫局（代號：0000022），帳號：24620102124017，戶名：數位發展部。

(三)以國內銀行保證繳納履約保證金者，其保證期間應自本部收到保證書之日起2年2個月止。

三、另依電信事業申請無線電頻率核配辦法第15條規定，請貴

公司於取得頻率核配資格後，續依無線電頻率使用管理辦法之規定向本部申請核發頻率使用核准函及頻率使用證明。

正本：愛爾康資料處理股份有限公司 代表人：徐志明
副本：

部長 唐鳳

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